MINERAL PROPERTY OPTION AGREEMENT

THIS AGREEMENT is dated for reference the 18th day of February, 1999.

BETWEEN:          MIRANDA  INDUSTRIES INC.
                  Suite 505 - 1155 Robson Street
                  Vancouver, B.C.
                  V6E 1B5

                  (the "Optionor")    OF THE FIRST PART



AND:              BRADEN TECHNOLOGIES INC.
                  Suite 1880, Royal Centre
                  1055 West Georgia Street
                  Vancouver, B.C.
                  V6E 3P3

                  ("Braden")           OF SECOND PART


WHEREAS the Optionor holds the option to acquire an undivided
100% right, title and interest in and to certain mineral claims under the Underlying Agreement as hereinafter defined;

AND WHEREAS Braden is desirous of acquiring a 50% right, title and interest in and to the Property as hereinafter defined on the terms and conditions contained in this Agreement;

NOW THEREFORE THIS AGREEMENT WITNESSES that in consideration of the premises and the mutual covenants and agreements hereinafter contained, the parties hereto agree as follows:

1.          DEFINITIONS

1.01        In this Agreement:

            (a) "Exploration and Development" means any and
                all activities comprising or undertaken in connection with the exploration and development of the Property, the construction of a mine and mining facilities on or in proximity to the Property and placing the Property into commercial production;

            (b)  "Property" means and includes:

                    (i)  the mining claims more particularly
                         described in Schedule AA attached
                         hereto and forming part hereof; and

                    (ii) all rights and appurtenances
                         pertaining to the mining claims more
                         particularly described in Schedule AA
                         including all water and water rights,
                         rights of way, and easements, both
                         recorded and unrecorded, to which the
                         Optionor is entitled in respect thereof;


<PAGE 2>

             (c) "Property Acquisition Costs" means and
                 includes all cash payments due to Rice under the terms of the Underlying Agreement. In such cases where common stock of Miranda Industries Inc. ("Miranda") (the "Shares") is to be issued to Rice under the terms of the Underlying Agreement, Braden shall pay to Miranda a sum equal to the average closing price of Miranda common stock for the 15 full trading days immediately preceding the date of the event that triggers the requirement for the issuance of Shares under the Underlying Agreement.

             (d) "Property Expenditures" means all reasonable
                 and necessary monies expended on or in
                 connection with Exploration and Development as determined in accordance with generally accepted accounting principles including, without limiting the generality of the foregoing:

                    (i)	 the cost of entering upon, surveying,
                         prospecting and drilling on the
                         Property;

                    (ii) the cost of any geophysical,
                         geochemical and geological surveys
                         relating to the Property;

                    (iii)all filing and other fees and charges
                         necessary or advisable to keep the
                         Property or any part or parts thereof
                         in good standing with any regulatory
                         authorities having jurisdiction;

                    (iv) all rentals, royalties, taxes
                         (exclusive of all income taxes and
                         mining taxes based on income and
                         which are or may be assessed against
                         any of the parties hereto) and any
                         assessments whatsoever, whether the
                         same constitute charges on the
                         Property or arise as a result of the
                         operation thereon;

                    (v)  the cost, including rent and finance
                         charges, of all buildings, machinery,
                         tools, appliances and equipment and
                         related capital items that may be
                         erected, installed and used from
                         time to time in connection with
                         Exploration and Development;

                    (vi) the cost of construction and
                         maintenance of camps required for
                         Exploration and Development;

                    (vii)the cost of transporting persons,
                         supplies, machinery and equipment in
	                   connection with Exploration and
                         Development;

                   (viii)all wages and salaries (including
                         fringe benefits as are usually paid
                         in Canadian mineral exploration
                         business) of persons engaged in
                         Exploration and Development and
                         any assessments or levies made under
                         the authority of any regulatory body
                         having jurisdiction with respect to
                         such persons or supplying food,
                         lodging and other reasonable needs
                         for such persons;


<PAGE 3>

                    (ix) all costs of consulting and other
                         engineering services including report
                         preparation;

                    (x)  the cost of compliance with all
                         statutes, orders and regulations
                         respecting environmental reclamation,
                         restoration and other like work
                         required as a result of conducting
                         Exploration and Development; and

                    (xi) all costs of searching for, digging,
                         working, sampling, transporting,
                         mining and procuring diamonds, other
                         minerals, ores, and metals from and
                         out of the Property;

             (e) "Underlying Agreement" means that certain
                 agreement with respect to the Property dated
                 February 12, 1997 between John Rice ("Rice") and Miranda Industries Inc. and attached hereto as Schedule BB.

2.          ACQUISITION OF INTEREST

2.01 The Optionor hereby grants to Braden the exclusive right and option to acquire an undivided 50% right, title and interest in and to the Property for total consideration consisting of cash payments to the Optionor totalling $1000 and the incurrence of Property Expenditures totalling $250,000 to be made as follows:

            (a) upon execution of this Agreement, the payment to the Optionor of the sum of $1000;

            (b) by February 28, 2000 the incurrence of
                 Property Expenditures in the amount of $10,000;

            (c)  by February 28, 2002, the incurrence of
                 Property Expenditures in the cumulative
                 amount of $250,000.

2.02        Braden shall pay all Property Acquisition Costs until
Braden has earned an undivided 50% right, title and interest in and to the Property pursuant to paragraph 2.01.

2.03 The Optionor shall be the operator with respect to the incurrence of Property Expenditures pursuant to subparagraphs 2.01(b) and (c). The Optionor agrees to conduct its operatorship of the Property in a diligent and workmanlike fashion at a cost no greater than standard industry rates.

2.04        Upon making the cash payments, Property Maintenance
Costs, and Property Expenditures as specified in paragraph 2.01, Braden shall have acquired an undivided 50% right, title and interest in and to the Property.

2.05 This Agreement is an option only and the doing of any act or the making of any payment by Braden shall not obligate Braden to do any further acts or make any further payments.

2.06 Braden recognises that this agreement is subject to an Underlying Agreement whereby the Optionor has the option to acquire its 100% interest in the Property.
Braden hereby agrees that this Agreement is subject to the terms of the Underlying Agreement and Braden hereby agrees to be bound by


<PAGE 4>

the terms of the Underlying Agreement, insofar as it is applicable.

3.          TRANSFER OF TITLE

3.01 Upon execution of this Agreement, Braden shall be entitled to record this Agreement against title to the Property.

3.02        Upon completion by Braden of the Property
Expenditures referred to in subparagraph 2.01 (c), the Optionor shall deliver to Braden a duly executed Quitclaim
Deed for the transfer of an undivided 50% interest in and to the Property to Braden.

4.          JOINT VENTURE

4.01 Upon Braden acquiring an interest in the Property pursuant to paragraph 2.01, the Optionor and Braden agree to join and participate in a single purpose joint venture ( the " Joint Venture") for the purpose of further exploring and developing and, if economically and politically feasible, constructing and operating a mine on the Property. The Joint Venture shall be governed by an agreement which shall be entered into by the parties incorporating the principles outlined in Schedule CC hereto.

5.          RIGHT OF ENTRY

5.01 During the currency of this Agreement, Braden, its servants, agents and workmen and any persons duly authorized by Braden, shall have the right of access to and from and to enter upon and take possession of and prospect, explore and develop the Property in such manner as Braden in its sole discretion may deem advisable for the purpose of incurring Property Expenditures as contemplated by section 2, and shall have the right to remove and ship therefrom ores, minerals, metals, or other products recovered in any manner therefrom for testing or sampling purposes only.


6.          COVENANTS OF BRADEN

6.01        Braden covenants and agrees that:

             (a) during the term of the option herein, Braden
                 shall keep the Property clear of all liens, encumbrances and other charges and shall keep the Optionor and Rice indemnified in respect thereof;

             (b) Braden shall carry on all operations on the
                 Property in a good and workmanlike manner and in compliance with all applicable governmental regulations and restrictions including but not limited to the posting of any reclamation bonds as may be required by any governmental regulations or regulatory authorities;

             (c) during the term of the option herein, Braden
                 shall pay or cause to be paid any rates, taxes, duties, royalties, Workers' Compensation or other assessments or fees levied with respect to its operations thereon and in particular Braden shall pay the yearly claim maintenance payments necessary to maintain the claims in good standing;

             (d) Braden shall maintain books of account in
                 respect of its expenditures and operations on the Property and, upon reasonable notice, shall make such books available for


<PAGE 5>

                 inspection by representatives of the Optionor or Rice;

            (e) Braden shall allow any duly authorized agent or representative of the Optionor or Rice to inspect the Property at reasonable times and intervals and upon reasonable notice given to Braden, provided however, that it is agreed and understood that any such agent or representative shall be at his own risk in respect of, and Braden shall not be liable for, any injury incurred while on the Property, howsoever caused;

             (f) Braden shall allow the Optionor or Rice access
                 at reasonable times to all maps, reports, sample results and other technical data prepared or obtained by Braden in connection with its operations on the Property;

             (g) Braden shall indemnify and save the Optionor
                 and Rice harmless of and from any and all costs, claims, loss and damages whatsoever incidental to or arising out of any work or operations carried out by or on behalf of Braden on the Property, including any liability of an environmental nature.

7.          REPRESENTATIONS AND WARRANTIES

7.01        The Optionor hereby represents and warrants that:

            (a)  the Underlying Agreement is in good standing;

            (b) it has not done anything whereby the mineral
                 claims comprising the Property may be in any way encumbered, other than by the Underlying
                 Agreement;

            (c) it has full corporate power and authority to
                 enter into this Agreement and the entering into of this Agreement does not conflict with any applicable laws or with its charter documents or any contract or other commitment to which it is party; and

             (d) the execution of this Agreement and the
                 performance of its terms have been duly
                 authorized by all necessary corporate actions including the resolution of its Board of Directors.

7.02        Braden hereby represents and warrants that:

             (a) it has full corporate power and authority to
                 enter into this Agreement and the entering into of this Agreement does not conflict with any applicable laws or with its charter documents or any contract or other commitment to which it is party; and

             (b) the execution of this Agreement and the
                 performance of its terms have been duly
                 authorized by all necessary corporate actions including the resolution of its Board of Directors.

8.          ASSIGNMENT

8.01 With the consent of the other party, which consent shall not be unreasonably withheld, Braden, the Optionor and Rice each has the right to assign all or any part of its interest in this Agreement and or in the Property, subject to the terms and conditions of this Agreement. It shall be a condition


<PAGE 6>

precedent to any such assignment that the assignee of the interest being transferred agrees to be bound by the terms of this Agreement, insofar as they are applicable.

9.          CONFIDENTIALITY OF INFORMATION

9.01 The parties to this Agreement (the "Parties") shall treat all data, reports, records and other information of any nature whatsoever relating to this Agreement and the Property as confidential, except where such information must be disclosed for public disclosure requirements of a public company.

10.         TERMINATION

10.01 Until such time as Braden has acquired an undivided 50% interest in the Property pursuant to section 2, this Agreement shall terminate upon any of the following events:

             (a) upon the failure of Braden to make a payment
                 or incur Property Expenditures required by and within the time limits prescribed by paragraph 2.01;

             (b) in the event that Braden, not being at the
                 time in default under any provision of this Agreement, gives 30 day's written notice to the Optionor of the termination of this Agreement;

             (c) in the event that Braden shall fail to comply
                 with any of its obligations hereunder, other than the obligations contained in paragraph 2.01, and subject to paragraph 11.01, and within 30 days of receipt by Braden of written notice from the Optionor of such default, Braden has not:

                    (i)  cured such default, or commenced
                         proceedings to cure such default and
                         prosecuted same to completion without
                         undue delay; or
                    (ii) given the Optionor notice that it
                         denies that such default has occurred.

In the event that Braden gives notice that it denies that a default has occurred, Braden shall not be deemed in default until the matter shall have been determined finally through such means of dispute resolution as such matter has been subjected to by either party.

10.02 Upon termination of this Agreement under paragraph 10.01, Braden shall:

             (a) transfer its interest in title to the Property,
                 in good standing to the Optionor free and clear of all liens, charges, and encumbrances;

            (b) turn over to the Optionor copies of all maps, reports, sample results, contracts and other data and documentation in the possession of Braden or, to the extent within Braden's control, in the possession of its agents, employees or independent contractors, in connection with its operations on the Property; and

             (c) ensure that the Property is in a safe
                 condition and complies with all environmental and safety standards imposed by any duly authorized regulatory authority.

10.03 Upon the termination of this Agreement under paragraph 10.01, Braden shall cease to be liable to the Optionor in debt, damages or otherwise save for the performance of those of its obligations


<PAGE 7>

which theretofore should have been performed, including those obligations in paragraph 10.02.

10.04 Upon termination of this Agreement, Braden shall vacate the Property within a reasonable time after such termination, but shall have the right of access to the Property for a period of six months thereafter for the purpose of removing its chattels, machinery, equipment and fixtures.

11          FORCE  MAJEURE

11.01 The time for performance of any act or making any payment or any expenditure required under this Agreement shall be extended by the period of any delay or inability to perform due to fire, strikes, labour disturbances, riots, civil commotion, wars, acts of God, any present or future law or governmental regulation, any shortages of labour, equipment or materials, or any other cause not reasonably within the control of the party in default, other than lack of finances.

12.          REGULATORY APPROVAL

12.01 If this Agreement is subject to the prior approval of any securities regulatory bodies, then the Parties shall use their best efforts to obtain such regulatory approvals.

13          NOTICES

13.01 Any notice, election, consent or other writing required or permitted to be given hereunder shall be deemed to be sufficiently given if delivered or mailed postage prepaid or if given by telegram, telex or telecopier, addressed as follows:


     In the case of the Optionor:    Miranda Industries Inc.
                                     Suite 505 - 1155 Robson St.
                                     Vancouver, B.C.
                                     V6E 1B5
                                     Telecopier:  (604) 689-1722

      In the case of Braden :        Braden Technologies Inc.
                                     Suite 1880  Royal Centre
                                     1055 West Georgia Street
                                     Vancouver, B.C.
                                     V6E 3P3
                                     Telecopier: (604) 687-6650


and any such notice given as aforesaid shall be deemed to have been given to the parties hereto if delivered, when delivered, or if mailed, on the third business day following the date of mailing, or, if telegraphed, telexed or telecopied, on the same day as the telegraphing, telexing or telecopying thereof PROVIDED HOWEVER that during the period of any postal interruption in Canada any notice given hereunder by mail shall be deemed to have been given only as of the date of actual delivery of the same. Any party may from time to time by notice in writing change its address for the purposes of this paragraph 13.01.



<PAGE 8>

14          GENERAL TERMS AND CONDITIONS

14.01 The parties hereto hereby covenant and agree that they will execute such further agreements, conveyances and assurances as may be requisite, or which counsel for the parties may deem necessary to effectually carry out the intent of this Agreement.

14.02 This Agreement shall constitute the entire agreement between the parties with respect to the Property. No representations or inducements have been made save as herein set forth. No changes, alterations or modifications of this Agreement shall be binding upon either party until and unless a memorandum in writing to such effect shall have been signed by all parties hereto. This Agreement shall supersede all previous written, oral or implied understandings between the parties with respect to the matters covered hereby.

14.03       Time shall be of the essence of this Agreement.

14.04 The titles to the sections in this Agreement shall not be deemed to form part of this Agreement but shall be regarded as having been used for convenience of reference only.

14.05 Unless otherwise noted, all currency references contained in this Agreement shall be deemed to be references to United States funds.

14.06 Wherever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision shall be prohibited by or be invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.

14.07 The Schedules to this Agreement shall be construed with and as an integral part of this Agreement to the same extent as if they were set forth verbatim herein. Defined terms contained in this Agreement shall have the same meanings where used in the Schedules.

14.08       This Agreement shall be governed by and
interpreted in accordance with the laws of British Columbia and the laws of Canada applicable therein.

14.09 This Agreement shall enure to the benefit of and be binding upon the parties hereto and their respective heirs, executors, administrators, successors and assigns.



<PAGE 9>

IN WITNESS WHEREOF this Agreement has been executed by the parties hereto as of the day and year first above written.

THE COMMON SEAL OF MIRANDA
INDUSTRIES INC. was hereunto affixed                     C/S
in the presence of:

/S/ Dennis Higgs



THE COMMON SEAL OF BRADEN                               C/S
TECHNOLOGIES INC.  was hereunto affixed
in the presence of:

/S/ Peter Bell



<PAGE 10>

                        SCHEDULE "AA"

                     PROPERTY DESCRIPTION


List of Secret Basin Claims

Claim Name        NMC #
Basin 1           769652
Basin 2           769653
Basin 3           769654
Basin 4           769655
Basin 5           769656
Basin 6           769657
Basin 7           769658
Basin 8           769659
Basin 9           769660
Basin 10          769661
Basin 11          769662
Basin 12          769663
Basin 13          769664
Basin 14          769665
Basin 15          769666
Basin 16          769667
Basin 17          769668
Basin 18          769669
Basin 19          769670
Basin 20          769671
Basin 21          769672
Basin 22          769673
Basin 23          769674
Basin 24          769675
Basin 25          796398
Basin 26          796399
Basin 27          796400
Basin 28          796401
Basin 29          796402
Basin 30          796403
Basin 31          796404
Basin 32          796405
Basin 33          769684
Basin 34          769685
Basin 35          769686
Basin 36          769687
Basin 37          769688



<PAGE 11>

                         SCHEDULE "BB"


                  ATTACHMENT: AGREEMENT DATED
              FEBRUARY 12, 1997, BETWEEN JOHN RICE
               AND MIRANDA  INDUSTRIES INC.and/or
                       MIRANDA U.S.A. INC.







<PAGE 12>

                     SCHEDULE "CC"

              PRINCIPLES TO BE INCORPORATED IN
                  JOINT VENTURE AGREEMENT


1.  The initial beneficial interest of the parties (the
    "Joint Venturers") in the Joint Venture, including the mineral claims comprising the property, any mining leases, surface rights, building, equipment, plant, installations, infrastructure, housing, airport and all other facilities, rights and interests shall be Braden as to 50% and the Optionor as to 50%. The deemed contribution of each party to the Joint Venture shall be $250,000.

2. Upon the formation of the Joint Venture, a Management Committee consisting of a representative of each Joint Venturer shall be formed to manage the activities of the Operator on the Claim or in relation thereto, including but not limited to production decisions and considering and approving all work programs.

3. Each Joint Venturer's representative to the Management Committee shall be entitled to cast that number of votes which is equal in number to the percentage beneficial interest in the Joint Venture held by the respective Joint Venturer in accordance with this Schedule CC. All decisions and approvals shall be made by a simple majority of the votes cast. Notwithstanding the foregoing, if a Joint Venturer at any time fails to contribute, pro rata according to its beneficial interest in the Joint Venture, to any annual work program other than one to which it has elected not to contribute pursuant to paragraph 6 of this Schedule CC, the Management Committee shall immediately be deemed to be and shall be composed only of the representative of the other Joint Venturers.

4. The initial Operator of the Joint Venture shall be Braden unless and until such time as Braden's beneficial interest in the Joint Venture is reduced below 50%, at which point the Management Committee shall appoint an Operator. The Operator shall report to and take instructions from the Management Committee.

5. After formation of the Joint Venture, unless a Joint Venturer has elected not to participate or has elected to participate to a lesser extent than its then existing beneficial interest in a program pursuant to paragraph 6 of this Schedule CC, each Joint Venturer shall participate in funding future Property Costs in proportion to its respective beneficial interest in the Joint Venture. A Joint Venturer may elect to participate in a program to a lesser extent than its then existing respective beneficial interest in the Joint Venture. For the purposes of this Schedule CC, "Property Costs" shall mean all funds required following formation of the Joint Venture to acquire, explore for, develop, build, operate and maintain an efficient mine on the Claim as called for by the Operator in accordance with the directives of the Management Committee of the Joint Venture.

6. The Operator shall submit an annual work program to the Management Committee for approval. If the Operator fails to submit such a program, the Non-Operator may submit such a program. Before a production decision is made with respect to the Property, a Joint Venturer may elect not to participate or to participate to a lesser extent than its then existing beneficial interest in any annual work program before costs have been incurred thereunder, in which event the provisions of paragraphs 7 and 8 of this Schedule CC shall govern. The election of any party to participate must be made within 30 days of the


<PAGE 13>

    submission of an annual work program and budget, failing which such party shall be deemed to have elected not to participate in such program.

7. If the Joint Venturer elects not to participate or to participate to a lesser extent than its then existing beneficial interest in any annual work program pursuant to paragraph 6 of this Schedule CC, that Joint Venturer's beneficial interest in the Joint Venture shall be reduced while that of the other Joint Venturer is increased so that, subject to paragraph 9 and 10 of this Schedule CC, the beneficial interest of each Joint Venturer shall be at all times proportionate to the sum of the total Property Costs of both Joint Venturers.

8. If a Joint Venturer elects not to participate or to participate to a lesser extent than its then existing beneficial interest in any annual work program pursuant to paragraph 6 of this Schedule CC, and provided that its beneficial interest has not been reduced below 5%, that Joint Venturer may elect to participate in the funding of future Property Costs, commencing with the next annual work program, to the extent of its then existing beneficial interest in the Joint Venture.

9. If the beneficial interest of a Joint Venturer (the "Diluted Venturer") is reduced below 5%, the Diluted Venturer shall be deemed to have assigned and conveyed its beneficial and legal interest in the Joint Venture to the other Joint Venturer and shall be entitled thereafter, in lieu of a Joint Venture interest, to a royalty from the Property equivalent to 2% of net smelter returns. The Property shall be immediately transferred into the other Joint Venturer's name alone and the Joint Venture Agreement shall thereby be terminated subject to any then outstanding liabilities between the parties.

10. If a Joint Venturer (the "Non-Contributing Venturer") at any time fails to contribute, pro rata according to its beneficial interest in the Joint Venture, to any annual work program other than one to which it has elected not to contribute pursuant to paragraph 6 of this Schedule CC, the Non-Contributing Venturer shall be deemed to have assigned and conveyed its beneficial and legal interest in the Joint Venture to the other Joint Venturer and shall be entitled thereafter, in lieu of a Joint Venture interest to a royalty from the Property equivalent to 2 % of net smelter returns. The Property shall be immediately transferred into the other Joint Venturers name alone and the Joint Venture Agreement shall be terminated subject to any then outstanding liabilities between the parties.

11. Each Joint Venturer shall provide to the other all reports, maps, logs or other data whatsoever relating to the Property in their possession or otherwise under their control.

12. Any dispute arising under this agreement shall be forthwith submitted to a single arbitrator in accordance with the provisions of the Commercial Arbitration Act
    (British Columbia).